As filed with the Securities and Exchange Commission on December 27, 2002
                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                                 ARTISOFT, INC.
             (Exact Name of Registrant as Specified in Its Charter)


                DELAWARE                                         886-0446453
    (State or Other Jurisdiction of                           (I.R.S. Employer
     Incorporation or Organization)                          Identification No.)


          5 CAMBRIDGE CENTER
             CAMBRIDGE, MA                                         02142
(Address of Principal Executive Offices)                         (Zip Code)


                    EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED
                            (Full Title of the Plan)


                              MICHAEL J. O'DONNELL
                             CHIEF FINANCIAL OFFICER
                                 ARTISOFT, INC.
                               5 CAMBRIDGE CENTER
                         CAMBRIDGE, MASSACHUSETTS 02142
                     (Name and Address of Agent For Service)


                                 (617) 354-0600
          (Telephone Number, Including Area Code, of Agent For Service)


                         CALCULATION OF REGISTRATION FEE

=================================================================================================
                                        Proposed Maximum     Proposed Maximum
Title of Securities    Amount to be    Offering Price Per   Aggregate Offering      Amount of
  to be Registered     Registered(1)         Share                Price          Registration Fee
-------------------------------------------------------------------------------------------------
Common Stock, $0.01
par value per share   500,000 shares        $.34(2)             $170,000(2)          $16.00
=================================================================================================

(1) In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq SmallCap Market on December 23, 2002.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     ITEM 1. PLAN INFORMATION.

     The information required by Item 1 is included in documents sent or given to participants in the plan covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

     ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     The written statement required by Item 2 is included in documents sent or given to participants in the plan covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:

     (a) The registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the registrant's latest fiscal year for which such statements have been filed.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

     (c) The description of the securities contained in the registrant's registration statement on Form 8-A filed under the Exchange Act, as updated by the registrant's Current Report on Form 8-K dated October 25, 2002 and including any amendment or other report filed for the purpose of updating such description.

     All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

     ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

     ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Hale and Dorr LLP has opined as to the legality of the securities being offered by this registration statement.

     ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 102 of the General Corporation Law of Delaware allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Artisoft has included such a provision in its certificate of incorporation.

     Section 145 of the General Corporation Law of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

     Article TENTH of the certificate of incorporation of Artisoft provides that Artisoft has the power to indemnify, and to purchase and maintain insurance for, its directors and officers and shall indemnify its directors and officers against all liability, damage and expense arising from or in connection with service for, employment by or other affiliation with Artisoft to the maximum extent and under all circumstances permitted by law.

     Article VIII of the bylaws of Artisoft contains provisions relating to the indemnification of directors and officers of Artisoft which are consistent with
Section 145 of the General Corporation Law of Delaware. It provides that a director of officer of Artisoft (a) shall be indemnified by Artisoft against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any suit, action or proceeding (other than an action by or in the right of Artisoft) brought against him by virtue of his position as a director or officer of Artisoft if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of Artisoft, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by Artisoft against all expenses (including attorneys' fees) and amounts paid in settlement incurred in connection with any action by or in the right of Artisoft brought against him by virtue of his position as a director or officer of Artisoft if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of Artisoft, except that no indemnification shall be made with respect to any matter as which such person shall have been adjudged to be liable to Artisoft, unless a court determines that, despite such adjudication but in view of all of the circumstances of the case, he is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, in defense of any action suit or proceeding described above, he is required to be indemnified by Artisoft against all expenses (including attorneys' fees) incurred in connection therewith. Expenses shall be advanced to a director or officer at his request, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses. Indemnification is required to be made unless Artisoft determines that the applicable standard of conduct required for indemnification has not been met.

     Artisoft has purchased directors' and officers' liability insurance which would indemnify its directors and officers against damages arising out of certain kinds of claims which might be made against them based on their negligent acts or omissions while acting in their capacity as such.

     ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

     ITEM 8. EXHIBITS.

     The exhibits filed as part of this Registration statement are listed on the
Exhibit Index immediately preceding such exhibits, which Exhibit Index is incorporated herein by reference. Documents listed on such Exhibit Index, except for documents identified by footnotes, are being filed as exhibits herewith. Unless otherwise noted, documents identified by footnotes are not being filed herewith and, pursuant to Rule 411(c) under the Securities Act of 1933, reference is made to such documents as previously filed with the Securities and Exchange Commission. The Registrant's file number under the Securities Exchange Act of 1934 is 000-19462.

     ITEM 9. UNDERTAKINGS.

     1. ITEM 512(a) OF REGULATION S-K. The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     PROVIDED, HOWEVER, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. ITEM 512(b) OF REGULATION S-K. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     3. ITEM 512(h) OF REGULATION S-K. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cambridge, Massachusetts on this 27th day of December, 2002.

                                       ARTISOFT, INC.

                                       By: /s/ STEVEN G. MANSON
                                           -------------------------------------
                                           STEVEN G. MANSON
                                           President and Chief Executive Officer

                        POWER OF ATTORNEY AND SIGNATURES

     We, the undersigned officers and directors of Artisoft, Inc., hereby severally constitute and appoint Michael P. Downey, Steven G. Manson and Michael
J. O'Donnell, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Artisoft, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                        Title                        Date
       ---------                        -----                        ----

/s/ STEVEN G. MANSON          President, Chief Executive       December 27, 2002
-------------------------     Officer and Director
Steven G. Manson              (Principal Executive Officer)


/s/ MICHAEL J. O'DONNELL      Chief Financial Officer          December 27, 2002
-------------------------     (Principal Financial
Michael J. O'Donnell          Officer and Principal
                              Accounting Officer)

/s/ MICHAEL P. DOWNEY
-------------------------
Michael P. Downey             Chairman of the Board            December 27, 2002


/s/ KATHRYN B. LEWIS
-------------------------
Kathryn B. Lewis              Director                         December 27, 2002


/s/ FRANCIS E. GIRARD
-------------------------
Francis E. Girard             Director                         December 27, 2002


/s/ ROBERT H. GOON
-------------------------
Robert H. Goon                Director                         December 27, 2002


/s/ ROBERT J. MAJTELES
-------------------------
Robert J. Majteles            Director                         December 27, 2002

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER         DESCRIPTION
------         -----------

  4.1(1)       Certificate of Incorporation, as amended, of the Registrant.

  4.2(2)       Bylaws of the Registrant.

  4.3(3) Specimen Certificate of the Registrant's Common Stock, $.01 par value.

  5.1          Opinion of Hale and Dorr LLP.

 23.1          Consent of KPMG LLP.

 23.2(4)       Consent of Hale and Dorr LLP.

 24.1(5) Power of Attorney for Steven G. Manson, Michael J. O'Donnell, Michael P. Downey, Kathryn B. Lewis, Francis E. Girard, Robert H. Goon and Robert J. Majteles.

 99.1          Employee Stock Purchase Plan, as amended.

(1) Previously filed with the Securities and Exchange Commission on October 5, 2001 as an exhibit to the Registrant's Registration Statement on Form S-3 (File No. 333-71014) and is incorporated herein by reference.

(2) Previously filed with the Securities and Exchange Commission on November 14, 2001 as an exhibit to the Registrant's Quarterly Report on Form 10-Q and are herein incorporated by reference.

(3) Previously filed with the Securities and Exchange Commission on August 5, 1991 as an exhibit to the Registrant's Registration Statement on Form S-1 (File No. 33-42046) and is herein incorporated by reference.

(4)  Included in Exhibit 5.1 to this Registration Statement.

(5)  Included on the signature page to this Registration Statement.